Consent of Stark Winter Schenkein & Co., LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 22, 2002 relating to the financial statements of World Health
Alternatives, Inc. as of February 28, 2002 and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
    Stark Winter Schenkein & Co., LLP
    Certified Public Accountants

June 10, 2002
Denver, Colorado